UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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COLONY BANKCORP, INC.
(Name of Registrant as Specified in Its Charter)
__________________________________________________________
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia  31750

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
May 25, 2010

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2010 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”).  The Annual Meeting will be held on Tuesday, May 25, 2010, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 2:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 23, 2010.

As used in this proxy statement, the terms Colony Bankcorp, Company, Colony, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

Notice Regarding The Internet Availability Of Proxy Materials

We have posted materials related to the 2010 annual meeting on the Internet.  The following materials are available on the Internet at http://materials.proxyvote.com/19623P:

▪	This proxy statement for the 2010 annual meeting,
▪	Colony’s 2010 annual report to shareholders, and
▪	Colony’s annual report on Form 10-K filed with the Securities and Exchange Commission.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders.  The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is April 15, 2010.  On the record date, 8,445,208 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting.  In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect eleven directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees.  The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.  Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting.  Votes withheld and broker non-votes will not be counted and will have no effect.

In voting on the proposal to approve the advisory (non-binding) vote on executive compensation (Proposal No. 2), you may vote for or against the proposal or abstain.  The proposal will be deemed approved if a majority of the votes cast at the meeting are voted for Proposal No. 2.  The vote is advisory, and will not be binding upon the directors.

As of March 31, 2010 our directors and executive officers held 1,514,353 shares of Colony Bankcorp stock, or approximately 17.93% of all outstanding stock, and we believe that all of those shares will be voted in favor of the proposal.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.  In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees.  You should specify your choices on the proxy card.  If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposals listed on the proxy card.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us.  Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.  The Annual Report of the Company for the year 2009, which includes the Audited Consolidated Financial Statements and accompanying Notes and Managements’ Discussion and Analysis of Financial Condition and Results of Operations, accompanies this proxy statement.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982.  The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia.  On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank (formerly The Bank of Fitzgerald and Colony Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company.  Since that time, Colony Bank has operated as a wholly-owned subsidiary of the Company.  The Company effected a merger of its subsidiary banks on August 1, 2008 into one surviving subsidiary bank, Colony Bank, while at the same time changing the name of the subsidiary bank, Colony Bank of Fitzgerald, to Colony Bank.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Wilcox was merged into Colony Bank effective August 1, 2008.

On November 1, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank), Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Ashburn was merged into Colony Bank effective August 1, 2008.

On September 30, 1985, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank of Dodge County was merged into Colony Bank effective August 1, 2008.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Worth was merged into Colony Bank effective August 1, 2008.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary.  Services include loan and compliance review, internal auditing and data processing.  Colony Management Services, Inc. operated as a wholly-owned subsidiary of the Company until Colony Management Services, Inc. was merged into Colony Bank effective August 1, 2008.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast  (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Southeast was merged into Colony Bank effective August 1, 2008.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Colony Mortgage Corp (formerly Georgia First Mortgage Company) in a business combination accounted for as a purchase.  Colony Mortgage Corp is primarily engaged in residential real estate mortgage lending in the state of Georgia.  Colony Mortgage Corp operates as a subsidiary of Colony Bank effective with the August 1, 2008 merger.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman, FSB (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of  the Company until Colony Bank Quitman, FSB was merged into Colony Bank effective August 1, 2008.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank – Thomaston Office in a business combination accounted for as a purchase.  Since the date of acquisition, the Thomaston office operated as a branch office of Colony Bank Ashburn until August 1, 2008 when it became a branch office of Colony Bank.

On June 17, 2004, Colony formed Colony Bankcorp Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

On April 13, 2006, Colony formed Colony Bankcorp Capital Trust I for the purpose of establishing a special purpose entity to issue trust preferred securities.

On March 12, 2007, Colony formed Colony Bankcorp Capital Trust II for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on March 26, 2002 through Colony Bankcorp Statutory Trust I.

On September 14, 2007, Colony formed Colony Bankcorp Capital Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on December 19, 2002 through Colony Bankcorp Statutory Trust II.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  The Company conducts a general full service commercial, consumer and mortgage borrowing business through thirty offices located in the middle and south Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through its subsidiary bank.  It has 100% ownership of its subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of the bank remains with its respective Board of Directors and officers.  Services rendered by the Company are intended to assist bank management and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2009, Colony Bankcorp, Inc. and its subsidiaries employed 286 fulltime employees and 21 part-time employees.

Proposal No. 1
Election of Directors

Our Board of Directors consists of eleven members, nine of whom are non-employee directors.  The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders.

The Board of Directors has voted that the Board consist of eleven members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors Terry Coleman, Morris Downing, Dan Minix and Jerry Harrell, recommended to the full Board a slate of directors for consideration in the shareholders proxy for the Annual Meeting.  The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2011 annual meeting:

Terry L. Coleman	Charles E. Myler
L. Morris Downing, Jr.	W.B. Roberts, Jr.
Edward J. Harrell	Al D. Ross
Terry L. Hester	Jonathan W.R. Ross
Mark H. Massee	B. Gene Waldron
James D. Minix

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the eleven nominees names above.

Each of the nominees has consented to serve if elected.  If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2009 about each of the nominees is set forth below.  Their ownership of Colony Bankcorp stock is set forth in the table on page thirteen.

Directors and Nominees

Terry L. Coleman.  Mr. Coleman, age 66, is the owner of Huddle House restaurants in McRae and Eastman, Georgia, which he has operated since the mid-eighties.  He presently serves as Deputy Commissioner of Georgia Department of Agriculture, a position held the past three years and formerly served as a member of the State of Georgia House of Representatives and Speaker of the House of Representatives.  Mr. Coleman has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of the Colony Bank of Dodge County charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Dodge office since 2008.  Mr. Coleman has been a Director of Colony Bankcorp since May 1990.

The Board of Directors believes that Mr. Coleman’s business experience makes him an excellent candidate for Director of the Company.

L. Morris Downing, Jr.  Mr. Downing, age 67, is President of Lowell Packing Company in Fitzgerald, Georgia.  He operated this meat processing company from 1968 – 2005.  For the past fifteen years Mr. Downing has also served as a trustee for a self-insured insurance trust fund. Mr. Downing has served as a Director of Colony Bank since the Company merger in August 2008.  Mr. Downing has been a Director of Colony Bankcorp since July 1994 and has served as Chairman of the Board since May 2002.

The Board of Directors believes that Mr. Downing’s experience in business, management and insurance makes him an excellent candidate for Director of the Company.

Terry L. Hester.  Mr. Hester, age 55, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June 1994 and Secretary of Colony Bankcorp since May 2003.  He also served as Acting President and Chief Executive Officer from June 1993 to June 1994 and has served as Treasurer since 1982.  Mr. Hester has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of Colony Bank Wilcox and Quitman charters until the merger in 2008 and presently serves as an advisory board member of Colony Bank Wilcox and Quitman offices since 2008.  He also serves as a Director of Colony Mortgage Corp and has been a Director of Colony Bankcorp since March 1990.

The Board of Directors believes that Mr. Hester’s experience as an accountant and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Edward J. Harrell.  Mr. Harrell, age 65, is a Partner of the Macon law firm, Martin Snow, LLP where he has been affiliated the past forty-one years.  Mr. Harrell has served as a Director of Colony Bank since the Company merger in August 2008.  Mr. Harrell has been a Director of Colony Bankcorp since December 2002 and has served as Vice Chairman of the Board since May 2008.

The Board of Directors believes that Mr. Harrell’s legal expertise and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Mark H. Massee.  Mr. Massee, age 56, is President of Massee Builders, Inc.  This commercial building construction firm has operated since 1978, of which, Mr. Massee has been affiliated the past thirty-two years.  He has served as Director of Colony Bank since 1996.  Mr. Massee has been a Director of Colony Bankcorp since February 2007.

The Board of Directors believes that Mr. Massee’s experience in commercial real estate and management makes him an excellent candidate for Director of the Company.

James D. Minix.  Mr. Minix, age 68, served as Chief Executive Officer of the Company from December 2004 until his retirement in January 2006 and served as President and Chief Executive Officer of the Company from June 1994 to December 2004.  He served as President and Chief Executive Officer of Colony Bank of Fitzgerald from January 1993 to June 1994 and as President and Chief Executive Officer of Colony Bank Ashburn from February 1990 to December 1992.  He has served as a Director of Colony Bank since the Company merger in August 2008.  Mr. Minix has been a Director of Colony Bankcorp since March 1994 and served as Vice Chairman of the Board from May 2006 to May 2008.

The Board of Directors believes that Mr. Minix’s extensive experience in the banking industry and at the Bank and the Company makes him an excellent candidate for Director of the Company.

Charles E. Myler.  Mr. Myler, age 67, is retired from the FDIC where he served for twenty years as a supervisor of the Albany FDIC office and worked another sixteen years as an FDIC field examiner.  He has served the past eight years as a Trainer for the State of Alabama Banking Department.  Mr. Myler has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of the Colony Bank Ashburn charter until the merger in 2008 and presently serves as an advisory board member of the Colony Bank Ashburn office since 2008.  Mr. Myler has been a Director of Colony Bankcorp since October 2004.

The Board of Directors believes that Mr. Myler’s experience as a federal banking regulator supervisor and examiner makes him an excellent candidate for Director of the Company.

W.B. Roberts, Jr.  Mr. Roberts, age 68, has been a Farmer and a Businessman the past fifty years.  Mr. Roberts has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director and Chairman of the Board of the Colony Bank Ashburn charter until the merger in 2008 and presently serves as an advisory board chairman of Colony Bank Ashburn office since 2008.  Mr. Roberts has been a Director of Colony Bankcorp since March 1990.

The Board of Directors believes that Mr. Roberts’ business and farming experience makes him an excellent candidate for Director of the Company.

Al D. Ross.  Mr. Ross, age 46, has served as President and Chief Executive Officer of the Company since January 2006, served as President and Chief Operating Officer of the Company from December 2004 to January 2006, served as Executive Vice President of the Company from January 2003 to December 2004 and served as Senior Vice President of the Company from May 2002 to January 2003.  He also served as President and Chief Executive Officer of Colony Bank Southeast from May 2001 to January 2006.  Mr. Ross has served as a Director of Colony Bank since 2004 and previously served as a Director at Colony Bank Southeast, Ashburn, Worth and Quitman charters until the Company merger in August 2008.  He presently serves as an advisory board member of Colony Bank Douglas, Sylvester, Ashburn and Quitman offices since 2008.  Mr. Ross serves as Chairman of Colony Mortgage Corp and has been a Director of Colony Bankcorp since January 2005.

The Board of Directors believes that Mr. Ross’ experience in the banking industry and at the Bank and the Company makes him an excellent candidate for Director of the Company.

Jonathan W.R. Ross.  Mr. Ross, age 46, is President of Ross Construction Company, a heavy highway commercial construction company that Mr. Ross has operated the past nine years.  Mr. Ross has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of the Colony Bank Worth charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Sylvester office since 2008.  Mr. Ross has been a Director of Colony Bankcorp since May 2007.

The Board of Directors believes that Mr. Ross’ business and management experience makes him an excellent candidate for Director of the Company.

B. Gene Waldron.  Mr. Waldron, age 50, is the Owner of Deep South Farm Center, LLC, President of Tri-County Gin, Inc., President of Deep South Peanut, Inc. and President of Waldron Enterprises, Inc.  He has been involved in agri-business the past thirty years.  Mr. Waldron has served as a Director of Colony Bank since the company merger in August 2008.  He previously served as a Director and Chairman of the Board of the Colony Bank Southeast charter until the merger in 2008 and presently serves as an advisory board chairman of Colony Bank Douglas office since 2008.  Mr. Waldron has been a Director of Colony Bankcorp since April 2002.

The Board of Directors believes that Mr. Waldron’s agri-business experience makes him an excellent candidate for Director of the Company.

Each director serves until the Annual Meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers

Al D. Ross, Terry L. Hester, Henry F. Brown, Jr. and Steve Wood were the named executive officers of Colony Bankcorp, Inc. during 2009.  Messrs. Ross and Hester were previously reported on as nominees for election as directors.

Mr. Brown has served as Senior Credit Administrator and Regional Credit Officer since the Company merger in August 2008.  He served as Vice President from 2002 – 2008 overseeing loan review administration and has been employed with the Company since 1996.  Mr. Wood served as MSA Group Executive Officer from August 2008 until his resignation in June 2009.  Mr. Wood previously served as President and CEO of two community banks from 1992 until the mid-2000’s.  Messrs. Brown and Wood were employees during 2009.  Pursuant to Securities and Exchange Commission executive compensation disclosure requirements, Messrs. Ross, Hester, Brown and Wood are included in the Company’s 2009 Summary Compensation Table.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with our without cause.  The Company does not have any employment or change-in-control agreements with any of the named executive officers.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity.  Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance.  The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promotes this purpose, are sound and represent best practices.  We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing standards of the NASDAQ Stock Market, and the Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eleven members, nine of whom meet the NASDAQ standard for independence.  Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In June 2009, the Board of Directors re-appointed L. Morris Downing, Jr. as Chairman, a position Mr. Downing has held since May 2002.  In this capacity, Mr. Downing has frequent contact with Mr. Ross and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board.  The Board of Directors has determined that Mr. Downing meets the rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment.  A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis, and also conducts some of its business through the six committees described below.  Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee or committees on which he serves.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  Currently, L. Morris Downing, Jr. serves as the Company’s Chairman and Al D. Ross serves as both Chief Executive Officer of the Company and the Bank and President of the Company and the Bank.  The Board of Directors believes that separating the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company.  In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time.  The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank.  This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings.  Mr. Harrell, Mr. Minix, Mr. Coleman, Mr. Downing and Mr. A. Ross were members of this committee during the year.  The committee met seven times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package.  Mr. Downing, Mr. Harrell, Mr. Coleman, Mr. Minix, and Mr. Waldron were members of this committee during the year.  As of December 31, 2009, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met two times during the year.  The Compensation Committee operates under the Corporate Governance Charter which was provided in the 2008 Proxy Statement as Exhibit B.  The Charter was not amended in 2009.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations.  Mr. Harrell, Mr. Coleman, Mr. Minix, and Mr. Downing were members of this committee during the year.  As of December 31, 2009 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met one time during the year.  The Corporate Governance Charter was provided in the 2008 Proxy Statement as Exhibit B.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy.  Mr. Hester, Mr. Downing, Mr. Roberts and Mr. Myler were members of this committee during the year.  The committee met four times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.  Colony Bankcorp, Inc. has a standing Nomination Committee composed of the following members:  Directors Harrell, Coleman, Minix, and Downing.  Each of the members of the Committee was deemed independent as defined in the listing standards of NASDAQ.  The Committee operates under the Corporate Governance Charter which was provided in the 2008 Proxy Statement as Exhibit B.  The charter was not amended in 2009.  The Charter is not currently available on the Company’s website.  The Committee does not currently have a policy or process for identifying and evaluating nominees.  However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee:  independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company).  The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by shareholders.  The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year.  The committee met one time during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company by monitoring the integrity of the Company’s financial statements, the independence and qualifications of its external auditor, the Company’s system of internal controls, the performance of the Company’s internal audit process and external auditor and the Company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct.  Mr. Waldron, Mr. Massee, Mr. Downing, Mr. Myler and Mr. J. Ross were members of this committee during the year.  As of December 31, 2009, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ.  The committee met eleven times during the year.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was provided in the 2008 Proxy Statement as Exhibit A.  The Board of Directors reviews and approves changes to the Audit Committee charter annually.  The Charter was not amended in 2009.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of Mark H. Massee, Charles E. Myler, L. Morris Downing, Jr., B. Gene Waldron and Jonathan W.R. Ross.  Each of these members meets the requirements for independence as defined by the applicable listing standards of NASDAQ and SEC regulations applicable to listed companies.  In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the rules of NASDAQ standard of having accounting or related financial management expertise.  Mr. Myler was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert.”  In addition, Mr. Downing was elected Chairman of the Audit Committee.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2009 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2009 audited consolidated financial statements with the Company’s management;

•
The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence and discussed with the auditors the auditors’ independence from the Company and its management; and

•
Based on review and discussions of the Company’s 2009 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2009 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 22, 2010	AUDIT COMMITTEE:

	L. Morris Downing, Jr.	B. Gene Waldron
	Charles E. Myler	Jonathan W.R. Ross
Mark H. Massee

Stock Ownership

Security Ownership of Certain Beneficial Owners

As of March 31, 2010, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

Name and Address	Shares Beneficially Owned	Percent of Class

Robert Sidney Ross (1)	1,441,747	17.07%
P.O. Box 644
Ocilla, Georgia 31774

B. Gene Waldron	600,559	7.11%
P.O. Box 1265
Douglas, Georgia 31534

Polaris Capital Management, Inc.	449,187	5.32%
125 Summer Street, Suite 1470
Boston, Massachusetts 02110

United States Department of the Treasury (2)	500,000	5.59%
1500 Pennsylvania Avenue, NW
Washington, D.C.

(1) Includes 1,306,072 shares held by Robert Sidney Ross; 99,771 shares held by Ross of Georgia, Inc.; and 35,396 shares held by family trusts and 508 shares held by spouse.  Mr. Ross disclaims beneficial ownership of those shares held by family trusts and held by spouse.

(2) Includes warrants solely issued through the TARP CPP program by U.S. Treasury to purchase 500,000 shares of common stock.  The warrants have not been exercised as of March 31, 2010, however for purposes of this disclosure, the percentage ownership is calculated as if the 500,000 shares were issued on March 31, 2010.

Directors and Executive Officers

The following table sets forth information as of March 31, 2010 regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the named executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

Name	Shares Beneficially Owned (1)	Percent of Class

Terry L. Coleman	179,864	2.13%
Director

L. Morris Downing, Jr.	262,214	3.10%
Director

Edward J. Harrell	30,749	0.36%
Director

Terry L. Hester	137,684	1.63%
Director; Executive Officer

Mark H. Massee	49,514	0.59%
Director

James D. Minix	124,505	1.47%
Director

Charles E. Myler	7,855	0.09%
Director

W.B. Roberts, Jr.	29,039	0.34%
Director

Al D. Ross	45,628	0.54%
Director; Executive Officer

Jonathan W.R. Ross	38,145	0.45%
Director

B. Gene Waldron	600,559	7.11%
Director

Henry F. Brown, Jr.	8,597	0.10%
Executive Officer

All directors and executive officers as a group (12 persons)	1,514,353	17.93%

(1)
Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trusts or businesses in which officers and directors have a significant interest.  The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by cash of the named executive officers and of the next two highest paid officers for the fiscal years ended December 31, 2009 and 2008.  The Company has not entered into any employment contracts with any of the named executive officers or the next two highest compensated officers.

2009 SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)
Al D. Ross	2009	$225,000	--	$24,075	$--	$37,434	$286,509
President and Chief	2008	225,000	--	38,000	--	42,958	305,958
Executive Officer
of the Company

Terry L. Hester	2009	$162,750	--	$8,025	$--	$18,760	$189,535
Executive Vice President	2008	162,750	--	--	--	22,336	185,086
and Chief Financial
Officer of the Company

Walter P. Patten	2009	$165,000	$--	$4,815	$--	$14,868	$184,683
City President and	2008	165,000	300	11,400	--	23,265	199,965
Regional Executive Officer

Larry E. Stevenson	2009	$145,000	$--	$4,815	$--	$8,559	$158,334
Regional Credit Officer	2008	145,000	300	11,400	--	13,658	170,358

Henry F. Brown, Jr.	2009	$105,000	$--	$4,013	$--	$253	$109,266
Senior Credit	2008	88,906	300	7,600	--	54	96,860
Administrator and
Regional Credit Officer

Steve Wood	2009	$103,846	$--	$12,038	$--	$715	$116,599
MSA Group Executive

(1)       Amounts shown were determined by the Compensation Committee at its November 18, 2008 meeting and were paid out in November 2008.

(2)       Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with stock grant awards pursuant to Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan.

(3)       Amount shown reflects for each named officer:
•	401(k) contributions allocated by the Company to each of the named executive officers pursuant to Colony Bankcorp, Inc. 401(k) Plan (see below for more fully described plan); and
•
The value attributable to life insurance benefits, personal use of Company-provided automobiles, country club membership, director fees, and dividend income (see below for a more full description of benefits under the heading “Perquisites and Other Benefits”).

Long-Term Equity Stock Award

In 2004, the Board of Directors adopted and the shareholders approved the Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan.  The plan enables our Board of Directors, or a committee thereof, to grant up to 143,500 shares of Colony Bankcorp, Inc. common stock to key officers and employees of Colony Bankcorp, Inc. and our subsidiaries.  The purpose of this plan is to attract, retain and develop strong management as the Company continues to expand, and to induce key individuals who render services that contribute materially to our success to remain with us for the long-term.  Shares granted vest over a three year period.  During the three year vesting period and under conditions set forth in Colony Bankcorp Inc.’s 2004 Restricted Stock Grant Plan, the shares are subject to forfeiture.  In the event of a change in control of the Company, as defined in the Plan, all unvested stock grants immediately become fully vested.

The Restricted Stock Grant Plan assists the Company to:
•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

The Compensation Committee (the “Committee”) recommended for the Board of Director’s approval stock grant awards to be awarded for fiscal year 2009.  Factors considered by the Committee in awarding stock grants were based on the overall performance of the Company and the executive officer’s contribution in carrying out and meeting Company initiatives.  The primary focus of the Committee is to retain key individuals and to increase equity ownership by executives with the stock grant awards.  The compensation committee is motivated to keep our executive compensation packages competitive with peer companies.  The compensation committee reviews, at least annually, the peer company disclosures regarding executive compensation in order to ensure that our overall compensation package compares favorably.  One of the areas monitored is stock option plans or in our case a stock grant award plan.  The CEO works daily with executive officers and top level officers and offers his input each year as to recommendations for stock awards based on the executive officers and top level officers’ production and performance to the overall company strategy.  The recommendation is for named executives other than himself and the CFO.  Stock awards for the CEO and CFO are determined and set by the compensation committee, while awards for the other named executive officers and top level officers are considered upon the recommendation of the CEO.  The CEO makes no recommendations in regard to his compensation.  It was deemed prudent by the compensation committee to grant 2009 stock grant awards based upon the efforts of company management in their movement toward solidification of the consolidation efforts that became a company priority when the merger of the Company was approved on August 1, 2008.

      Each of the named executive officers and top-level officers for the fiscal year end December  31, 2009 received the following stock grant awards in January 2009:

Name	# of Shares	Stock Award Value
Al D. Ross	3,000	$24,075
Terry L. Hester	1,000	8,025
Walter P. Patten	600	4,815
Larry E. Stevenson	600	4,815
Henry F. Brown, Jr.	500	4,013
Steve Wood	1,500	12,038

Colony Bankcorp, Inc. 401(k) Plan

The Company has adopted a 401(k) Plan which provides for the Board of Directors to make a discretionary contribution to the 401(k) Plan out of profits in an amount not to exceed 10 percent of the total annual eligible compensation of the employees eligible to participate in the plan.  Employees are eligible for a Company contribution after completion of one year of service.  The contribution by the Company is allocated among the participants based on participant’s total eligible compensation.  The employee’s interest vests over a period of six years.

The Committee recommended for the Board of Director’s approval that no contribution be made for fiscal year 2009.  The Committee based their recommendation to not make a company contribution on the decrease in net income from $2.0 million in 2008 to a net loss of $20.5 million in 2009.  Though no company contribution was paid in 2009, employees will receive their allocation portion of funds in a forfeiture account in which terminated employees had an unvested balance in their account.

Each of the named executive officers for fiscal year ended December 31, 2009 received the following 401(k) Plan allocation of terminated employees unvested balances:

Name	Amount
Al D. Ross	$844
Terry L. Hester	588
Walter P. Patten	596
Larry E. Stevenson	527
Henry F. Brown, Jr.	372
Steve Wood	N/A

Allocations credited to named executive officers’ 401(k) accounts for fiscal year ended December 31, 2009 are included in the 2009 Summary Compensation Table.  These allocations will be credited to the 401(k) accounts in March, 2010.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles, membership in country clubs, term life insurance coverage, director fees and dividend income as part of their perquisites and other benefits.  Detailed below is an analysis of 2009 perquisites and other benefits for fiscal year ended December 31, 2009.

Name	Company Vehicle		Term Life Insurance		Country Club Membership	Director Fees	Dividend Income
Al D. Ross	$2,909	(1)	$384	(2)	$1,344	$30,100	$1,853
Terry L. Hester	963	(1)	1,100	(2)	90	15,600	419
Walter P. Patten	1,425	(1)	1,100	(2)	1,620	9,600	527
Larry E. Stevenson	1,264	(1)	1,021	(2)	420	4,800	527
Henry F. Brown, Jr.	--		107	(2)	--	--	146
Steve Wood	345	(1)	224	(2)	--	--	146

(1)	This represents dollar value as calculated in accordance with IRS guidelines on personal use of company automobile provided to named executive officers.

(2)	This represents dollar value as calculated in accordance with IRS guidelines on term life insurance provided to named executive officers.

Perquisites and other personal benefits for fiscal year ended December 31, 2009 are included in column (i) of the 2009 Summary Compensation Table above.

The Committee takes into consideration the overall compensation package in making their decisions regarding the various elements of the package.  The Committee views the most significant elements of the compensation package to be base salary, performance-based cash incentive payout, stock grant awards and the profit sharing contribution.  Perquisites and other personal benefits are common place for executives in the banking industry and compare favorably to other peer companies.  The Committee determined that the Company’s executive compensation is competitive with the peer companies.

Effect of U.S. Treasury Department Capital Purchase Program

On December 4, 2008, Colony Bankcorp, Inc. received preliminary approval for participation in the U.S. Treasury Capital Program (“CPP”), and on January 9, 2009 Colony consummated the sale of $28,000,000 in preferred stock and related warrants to the U.S. Treasury Department (“Treasury”).  Participation in CPP requires certain compensation standards that apply to the chief executive officer, chief financial officer, plus the next three most highly compensated executive officers.  These standards include:

•	ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution;
•	requiring claw back of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate;
•	prohibiting the financial institution from making any golden parachute payment (based on the Internal Code provision) to a senior executive; and
•	agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

The Committee reviewed these standards and assessed being compliant with the CPP standards set forth.  No modifications were immediately necessary to the compensation programs other than requiring each Named Executive Officer (“NEO”) to sign a waiver to incorporate the required claw back provisions.

Effect of Treasury Department Guidelines Announced February 4, 2009

On February 4, 2009, the Treasury announced executive compensation guidelines (the “Treasury Guidelines”).  The Treasury Guidelines contain expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP.  The Treasury Guidelines generally continue the existing restrictions under EESA and add substantially to them in several areas.  Among other things, the Treasury Guidelines contemplate an absolute $500,000 annual compensation limit for senior executives.  The Treasury Guidelines do not define which executives would be subject to this limit, but do clarify that such limit would not apply to CPP participants unless they further participated in an exceptional assistance program or further participated in a generally available capital access program.

However, the Treasury Guidelines are general in nature and appear to contemplate new rule making by Treasury before they become effective.  Further, many, but not all of the elements of the Treasury Guidelines were incorporated into ARRA, discussed below.

Effect of the America Reinvestment and Recovery Act of 2009

On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”).  ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP.  These restrictions apply to us.  ARRA amends the executive compensation and corporate governance provisions of EESA.  In doing so it continues all the same compensation and governance restrictions and adds substantially to the restrictions in several areas.  ARRA implements many, but not all, of the restrictions in the Treasury Guidelines and in several instances goes beyond these.

Some key features of the new executive compensation restrictions in ARRA are described below.

ARRA prohibits bonus and similar payments to top employees.  ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to our 5 NEOs for as long as any CPP-related obligations are outstanding.  The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.  ARRA does not explain how to identify the most highly-compensated employees and does not define “incentive compensation.”  The Treasury Guidelines do not contain a similar limit on bonuses.  Instead, the Treasury Guidelines impose a $500,000 annual compensation cap for a company’s senior executive officers, but allow the cap to be waived for all companies other than those receiving “exceptional” assistance.  We do not have any NEOs for whom this cap would be applicable.

Limited amount of restricted stock excluded from bonus prohibition.  “Longterm” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.  The Treasury Guidelines also exempt an unlimited amount of restricted stock from the $500,000 annual compensation cap described above.  Neither ARRA nor the Treasury Guidelines explain how to value various items, such as equity compensation, indirect compensation such as benefits and taxes, when assessing this limit.

Shareholder “say-on-pay” vote required.  ARRA requires every company receiving CPP assistance to permit a non-binding shareholder to vote to approve the compensation of executives as disclosed in the company’s proxy statement.  The Treasury Guidelines contain a similar requirement but only for companies receiving “exceptional” assistance.

Stricter restrictions on “golden parachute” payments.  EESA generally limited “golden parachute” payments to senior executives to 2.99 times the executives’ base compensation.  ARRA prohibits any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding.  For all companies other than companies receiving “exceptional” assistance, the Treasury Guidelines limit golden parachute payments to 1 time base compensation and only apply the limit to the senior executive officers.

Broader bonus claw back requirements.  EESA required CPP-participating companies to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria.  ARRA extends this recovery requirement to the next 20 most highly compensated employees in addition to the senior executive officers.  This extension is consistent with the Treasury Guidelines.

Prohibition on compensation plans that “encourage” earnings manipulation.  ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the company in order to enhance the compensation of any of its employees.  The Treasury Guidelines do not contain a similar requirement.

Board compensation committee required.  ARRA requires CPP participants to establish a board compensation committee and requires the committee to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to the company posed by such plans.  The Treasury Guidelines do not contain a similar requirement.

New reporting and certification requirements.  ARRA requires the CEO and CFO of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC (presumably its annual report on Form 10-K or proxy statement).  The Treasury Guidelines require reporting and certification as well but do not detail how the reporting and certification are to be accomplished.

Policy on luxury expenditures.  ARRA requires each CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.  This is consistent with the Treasury Guidelines which contain a similar requirement.

Treasury review of prior payments.  ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

In addition to the above requirements, ARRA adopts and continues two requirements from EESA essentially unchanged:

$500,000 annual deduction limit.  Like EESA, ARRA prohibits CPP participants from deducting annual compensation paid to senior executive officers in excess of $500,000.  The Treasury Guidelines, in contrast, contain the $500,000 annual compensation cap for senior executives described above (which may be waived by all companies other than those receiving “exceptional” assistance) but do not specifically address the deduction limit.

No excessive risks.  Like EESA, ARRA requires the Treasury Department to implement limits on compensation that exclude incentives for senior executive officers of a CPP-participating company to take unnecessary and excessive risks that threaten the value of the company for as long as any CPP-related obligation remains outstanding.  The Treasury Department implemented this directive under EESA by requiring periodic compensation committee review and certification of the risk characteristics of a company’s incentive compensation arrangements, and presumably these same review and certification requirements would apply going forward under ARRA.  ARRA requires that the compensation committee perform such a review at least semi-annually.

ARRA requires both the Treasury Department and the Securities and Exchange Commission to issue rules to implement these new executive compensation restrictions.

The above restrictions imposed by ARRA implement many, but not all, of the restrictions of the Treasury Guidelines.  The fact that Congress in enacting ARRA endorsed much (but not all) of the Treasury Guidelines brings into question whether  the other restrictions in the Treasury Guidelines will be enacted.  On the other hand, ARRA in many instances provides broad rule-making authority to both Treasury and the SEC, and any requirement of the Treasury Guidelines not enacted by Congress in ARRA might be implemented by Treasury or the SEC through their rule-making authority.  As a result, until Treasury and the SEC publish their new rules, many aspects of the above restrictions will not be clear.

The Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	($)	(#)	($)
Al D. Ross	8,000	$36,880	-	-
Terry L. Hester	1,800	8,298	-	-
Walter P. Patten	2,100	9,681	-	-
Larry E. Stevenson	2,100	9,681	-	-
Henry F. Brown, Jr.	1,400	6,454	-	-
Steve Wood	--	--	-	-

The Company does not have a stock option plan, thus no disclosure for any option awards.

DIRECTOR COMPENSATION

The Company uses cash incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For fiscal year ended December 31, 2009, members of the Board (except the Chairman) received $900 for each monthly board meeting attended ($800 each month not in attendance) and $200 monthly for each committee that the director serves.  The Chairman received $1,400 and the Vice chairman received $950 for each monthly board meeting attended in addition to the monthly committee fees; Directors Emeritus of the Company receive $300 for each board meeting attended.  Directors who are employees of the Company receive monthly board fees for various local advisory Boards that they serve but do not receive any committee fees.

2009 DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Terry L. Coleman	$27,400	--	--	--	--	--	$27,400
L. Morris Downing, Jr.	36,000	--	--	--	--	--	36,000
Edward J. Harrell	23,400	--	--	--	--	--	23,400
James D. Minix	19,200	--	--	--	--	--	19,200
Charles E. Myler	24,800	--	--	--	--	--	24,800
Mark H. Massee	20,300	--	--	--	--	--	20,300
W.B. Roberts, Jr.	18,000	--	--	--	--	--	18,000
Jonathan W.R. Ross	17,800	--	--	--	--	--	17,800
B. Gene Waldron	25,200	--	--	--	--	--	25,200

Subsidiary Director Compensation

Directors of the Company also receive compensation for attending local advisory board meetings as follows:

Directors of Colony Bank receive $400 for each local advisory board meeting attended.

Colony Bank, wholly-owned subsidiary, has deferred compensation plans covering certain former directors and certain former directors and certain officers choosing to participate through individual deferred compensation contracts.  In accordance with terms of the contracts, the Bank is committed to pay the directors deferred compensation over a specified number of years, beginning at age 65.  In the event of a director’s death before age 65, payments are made to the director’s named beneficiary over a specified number of years, beginning on the first day of the month following the death of the director.

Liabilities accrued under the plans totaled $1,298,572 as of December 31, 2009.  Benefit payments under the contracts were $187,655 in 2009.  Provisions charged to operations totaled $361,171 while income recognized on plan assets was $173,253, thus a net loss for calendar year 2009 of $(187,918).  No current directors of Colony Bankcorp, Inc. or Colony Bank participate in the deferred compensation plans.

Transactions with the Company

Loans.  The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiary for various business and personal reasons.  Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.  Such loans were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with persons not related to the lender; and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2009, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $6,473,238.  Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin Snow, LLP during 2009.  Mr. Edward J. Harrell is a director of the Company and a partner in that law firm.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or its subsidiary is a party or of which any of their property is subject.  Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiary on a consolidated basis.

During the previous ten (10) years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Shareholder Communication with the Board of Directors

Our Board of Directors does not have an established written policy or process from security holders to send communications to the Board of Directors.  However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting.  The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s Annual Meeting.  However, directors are encouraged to attend and all were in attendance at last year’s Annual Meeting.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998, Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.  Prior to this date, there was no public market for the common stock of the registrant.

The following table sets for the high, low and close sale prices per share of the common stock as reported on the NASDAQ Global Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2009	High	Low	Close	Dividend Per Share

Fourth Quarter	$6.38	$3.55	$4.61	$0.00
Third Quarter	8.83	5.90	6.69	0.00
Second Quarter	8.90	6.13	7.11	0.0488
First Quarter	9.50	4.51	6.39	0.0975

Year Ended December 31, 2008	High	Low	Close	Dividend Per Share

Fourth Quarter	$10.95	$6.06	$8.02	$0.0975
Third Quarter	11.90	8.50	10.40	0.0975
Second Quarter	14.95	10.12	11.35	0.0975
First Quarter	15.94	11.19	12.70	0.0975

The Company declared cash dividends on its common stock of $1,057,464, or $0.15 per share, and $2,813,633, or $0.39 per share, in 2009 and 2008, respectively.  The Company’s Board of Directors suspended the payment of dividends in the third quarter of 2009.  The par value of common stock is $1 per share.

As of December 31, 2009, the Company had approximately 2,036 shareholders of record.

Colony Bankcorp, Inc. 2010 Private Placement Offering

On March 1, 2010, the Company began a private placement offering of its common stock to accredited investors under an exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D of the Securities Act.  The Company offered a maximum of 1,216,545 shares of its common stock at a price of $4.11 per share.  The Board of Directors determined the offering price by using the average of the closing price as quoted on the NASDAQ Stock Market for the twenty days preceding the beginning the offering.  No underwriters or outside salespersons were retained for the offering.  All offers and sales were made by the executive officers and board members, who were not paid commissions for these services.

All of the shares available in the offering were purchased for a total of $5,000,000 less estimated offering expenses of $20,000.  All of the subscriptions were accepted on March 30, 2010 and the offering was closed on that day.  The Company intends to use the proceeds to increase its capital and enhance its ability to serve as a source of strength for its subsidiary bank.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC.  Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our directors and executive officers were complied within a timely manner except:

•	a Form 4 for Terry Coleman related to his beneficial stock ownership held directly as of March 13, 2009 was not filed until December 29, 2009.
•	a Form 4 for Terry Coleman related to his beneficial stock ownership held directly as of November 27, 2009 was not filed until December 29, 2009.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified.  Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2009.  Representatives of that firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  They will be available to answer your questions at that time.

During fiscal years 2008 and 2009, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide services in the following categories and amounts:

	2008		2009

Audit Fees		$324,844	$266,865
Audit of Financial Statements
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls
Assistance with SEC Filings
HUD audit for mortgage company

Audit-related Fees	$	---	$5,906

Tax Fees		$22,671	$25,601
Preparation of federal and state consolidated returns
Amended returns, property tax return, local returns
Tax planning and advice

All other Fees		$4,302	$2,128
Miscellaneous professional services

Total		$351,817	$300,500

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees.  The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2009.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure.  There was no accounting or disclosure disagreement or reportable event with the current auditors that would have required the filing of a report on Form 8-K.

Proposal 2 – Approval of Advisory (non-binding) Vote On Executive Compensation

The American Recovery and Reinvestment Act of 2009 requires the Company to permit a nonbinding advisory vote on the compensation of its Named Executive Officers, as described and presented in the “Executive Compensation” section of the 2009 Proxy Statement, and the accompanying tables and narrative disclosure, during the period in which any obligation arising from the Company’s participation in the CPP remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the holders of common stock of Colony Bankcorp, Inc. approve the compensation of the Company’s executives, as described in the “Executive Compensation” section of the 2010 Proxy Statement, and the accompanying executive compensation tables and related discussions.”

Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Shareholder Proposals for Next Year’s Meeting

Shareholder proposals that are intended to be presented at our 2011 Meeting of Shareholders must be received by us no later than December 23, 2010, in order to be included in our proxy statement and related proxy materials for that meeting.  Any notice of a shareholder proposal not received by us on or before March 10, 2011 will not be considered timely and will not be submitted to the shareholders at the 2011 Annual Meeting.  Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting.  However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its annual report as filed with the Securities and Exchange Commission on form 10-K (the “10-K”) for the fiscal year ended December 31, 2009, including financial statements and the schedules thereto.  Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction.  Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

Exhibit A

COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2009	2008	2007	2006	2005
Selected Balance Sheet Data:
Total Assets	$1,307,089	$1,252,782	$1,208,777	$1,213,504	$1,108,338
Total Loans, Net of Unearned Interest and Fees	931,252	960,857	944,978	941,772	858,815
Total Deposits	1,057,586	1,006,991	1,018,602	1,042,446	944,365
Investment Securities	267,300	207,704	167,191	149,307	124,326
Federal Home Loan Bank Stock	6,345	6,272	5,533	5,087	5,034
Stockholders' Equity	89,275	83,215	83,743	76,611	68,128

Selected Income Statement Data:
Interest Income	65,847	75,297	90,159	83,280	63,634
Interest Expense	26,281	37,922	47,701	41,392	26,480

Net Interest Income	39,566	37,375	42,458	41,888	37,154
Provision for Loan Losses	43,445	12,938	5,931	3,987	3,444
Other Income	9,544	9,005	7,817	7,350	6,152
Other Expenses	34,844	30,856	31,579	29,882	26,076

Income (Loss) Before Tax	(29,179)	2,586	12,765	15,369	13,786
Income Tax Expense (Benefit)	(9,995)	557	4,218	5,217	4,809

Net Income (Loss)	(19,184)	2,029	8,547	10,152	8,977
Preferred Stock Dividends	1,365	--	--	--	--

Net Income (Loss) Available to Common Stockholders	$(20,549)	$2,029	$8,547	$10,152	$8,977

Weighted Average Shares Outstanding (1)	7,213	7,199	7,189	7,177	7,168
Shares Outstanding (1)	7,229	7,212	7,201	7,190	7,181
Intangible Assets	$331	$2,779	$2,815	$2,851	$2,932
Dividends Declared	1,057	2,814	2,629	2,337	2,058
Average Assets	1,286,418	1,204,846	1,204,165	1,160,718	1,034,777
Average Stockholders' Equity	105,655	84,372	80,595	71,993	65,146
Net Charge-offs	29,060	11,435	2,407	2,760	2,694
Reserve for Loan Losses	31,401	17,016	15,513	11,989	10,762
OREO	19,705	12,812	1,332	970	2,170
Nonperforming Loans	33,566	35,374	15,016	8,078	8,593
Nonperforming Assets	53,403	48,186	16,348	9,048	10,763
Average Interest-Earning Assets	1,218,153	1,144,927	1,141,652	1,097,716	979,966
Noninterest Bearing Deposits	84,239	77,497	86,112	77,336	78,778

COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2009	2008	2007	2006	2005
PER SHARE DATA: (1)
Net Income (Loss) Per Common Share (Diluted)	$(2.85)	$0.28	$1.19	$1.41	$1.25
Common Book Value Per Share	8.57	11.54	11.63	10.66	9.49
Tangible Common Book Value Per Share	8.52	11.15	11.24	10.26	9.08
Dividends Per Common Share	0.15	0.39	0.365	0.325	0.285

PROFITABILITY RATIOS:
Net Income (Loss) to Average Assets	(1.60)%	0.17%	0.71%	0.87%	0.87%
Net Income (Loss) to Average Stockholders' Equity	(19.45)	2.40%	10.60%	14.10%	13.78%
Net Interest Margin	3.27	3.30%	3.75%	3.84%	3.81%

LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	3.12%	1.19%	0.25%	0.29%	0.31%
Reserve for Loan Losses to Total Loans and OREO	3.30%	1.75%	1.64%	1.27%	1.25%
Nonperforming Assets to Total Loans and OREO	5.62%	4.95%	1.73%	0.96%	1.25%
Reserve for Loan Losses to Nonperforming Loans	93.55%	48.10%	103.31%	148.42%	125.24%
Reserve for Loan Losses to Total Nonperforming Assets	58.80%	35.31%	94.89%	132.50%	99.99%

LIQUIDITY RATIOS:
Loans to Total Deposits	88.06%	95.42%	92.77%	90.34%	90.94%
Loans to Average Earning Assets	76.45%	83.92%	82.77%	85.79%	87.64%
Noninterest-Bearing Deposits to Total Deposits	7.97%	7.70%	8.45%	7.42%	8.34%

CAPITAL ADEQUACY RATIOS:
Common Stockholders' Equity to Total Assets	4.74%	6.64%	6.93%	6.31%	6.15%
Total Stockholder's Equity to Total Assets	6.83%	6.64%	6.93%	6.31%	6.15%
Dividend Payout Ratio	NM(2)	139.29%	30.67%	23.05%	22.80%

 (1) All per share data adjusted to reflect 5-for-4 stock split effective May 15, 2005.

 (2) Not meaningful due to net loss recorded.

COLONY BANKCORP, INC. AND SUBSIDIARIES
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2009	($ in thousands, except per share data)
Interest Income	$16,098	$16,650	$16,639	$16,460

Interest Expense	5,835	6,346	6,700	7,400

Net Interest Income	10,263	10,304	9,939	9,060

Provision for Loan Losses	21,865	4,000	13,355	4,225

Securities Gains (Losses)	(521)	609	221	2,317

Noninterest Income	1,731	1,747	1,791	1,649

Noninterest Expense	11,040	8,128	8,311	7,365

Income (Loss) Before Income Taxes	(21,432)	532	(9,715)	1,436

Provision for Income Taxes (Benefits)	(7,199)	164	(3,318)	358

Net Income (Loss)	(14,233)	368	(6,397)	1,078

Preferred Stock Dividends	350	350	350	315

Net Income (Loss) Available to Common Stockholders	$(14,583)	$18	$(6,747)	$763

Net Income (Loss) per Common Share
Basic	$(2.02)	$0.00	$(0.94)	$0.11
Diluted	(2.02)	0.00	(0.94)	0.11

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2008	($ in thousands, except per share data)
Interest Income	$17,677	$18,428	$18,680	$20,512

Interest Expense	8,435	8,943	9,637	10,907

Net Interest Income	9,242	9,485	9,043	9,605

Provision for Loan Losses	4,426	3,370	4,071	1,071

Securities Gains (Losses)	---	11	614	570

Noninterest Income	1,820	1,769	2,420	1,801

Noninterest Expense	7,572	7,813	7,714	7,757

Income (Loss) Before Income Taxes	(936)	82	292	3,148

Provision for Income Taxes (Benefits)	(266)	(112)	0	935

Net Income (Loss)	$(670)	$194	$292	$2,213

Net Income (Loss) per Common Share
Basic	$(0.09)	$0.03	$0.04	$0.31
Diluted	(0.09)	0.03	0.04	0.31

Exhibit B

COLONY BANKCORP, INC. AND SUBSIDIARIES
INTEREST RATE SENSITIVITY

The following table is an analysis of the Company’s interest rate-sensitivity position at December 31, 2009.  The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap.  It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods.  Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within

	3 Months	4 to 12		1 to 5	Over 5
($ in thousands)	or Less	Months	1 Year	Years	Years	Total

EARNING ASSETS:
Interest-Bearing Deposits	$6,479	$ ---	$6,479	$ ---	$ ---	$6,479
Federal Funds Sold	16,433	---	16,433	---	---	16,433
Investment Securities	1,378	9,101	10,479	188,580	68,242	267,301
Loans, Net of Unearned Income	408,967	153,909	562,876	358,076	10,300	931,252
Other Interest-Bearing Assets	6,345	---	6,345	---	---	6,345

Total Interest-Earning Assets	439,602	163,010	602,612	546,656	78,542	1,227,810

INTEREST-BEARING LIABILITIES:
Interest-Bearing Demand Deposits (1)	220,168	---	220,168	---	---	220,168
Savings (1)	34,851	---	34,851	---	---	34,851
Time Deposits	210,987	409,177	620,164	98,018	146	718,328
Other Borrowings (2)	20,000	---	20,000	41,000	30,000	91,000
Subordinated Debentures	24,229	---	24,229	---	---	24,229
Federal Funds Purchased	---	---	---	---	---	---
Securities Sold Under Agreement To Repurchase	20,000	---	20,000	20,000	---	40,000

Total Interest-Bearing Liabilities	530,235	409,177	939,412	159,018	30,146	1,128,576

Interest Rate-Sensitivity Gap	(90,633)	(246,167)	(336,800)	387,638	48,396	99,234

Cumulative Interest Rate-Sensitivity Gap	$(90,633)	$(336,800)	$(336,800)	$50,838	$99,234

Interest Rate-Sensivitiy Gap as a Percentage of Interest-Earning Assets	(7.38)%	(20.05)%	(27.43)%	31.57%	3.94%

Cumulative Interest Rate-Sensitivity as a Percentage of Interest-Earning Assets	(7.38)%	(27.43)%	(27.43)%	4.14%	8.08%

(1) Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.
(2) Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

April 23, 2010

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on May 25, 2010 in Fitzgerald, Georgia at the time and place shown in the attached notice.  As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2009 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card.  This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting.  If you attend the meeting and prefer to vote in person, you may do so.  The attached proxy statement explains more about proxy voting.  Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

Al D. Ross
President and
Chief Executive Officer

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 25, 2010

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, May 25, 2010 at 2:00 p.m., local time, for the following purposes:

(1)	To elect 11 directors for a term of one (1) year; and
(2)	To approve an advisory (non-binding) vote on executive compensation; and
(3)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on April 15, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

Al D. Ross
President and
Chief Executive Officer

Fitzgerald, Georgia
April 23, 2010

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints L. Morris Downing, Jr. and Al D. Ross and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, May 25, 2010 at 2:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the executed form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL I: To elect the eleven nominees listed below to serve as directors for the following year:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

	Terry L. Coleman		Charles E. Myler

	L. Morris Downing, Jr.		W. B. Roberts, Jr.

	Edward J. Harrell		Al D. Ross

	Terry L. Hester		Jonathan W.R. Ross

	Mark H. Massee		B. Gene Waldron

James D. Minix

INSTRUCTIONS:       To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR  the election of the above nominees to the Board of Directors.

PROPOSAL II: Approval of the following advisory (non-binding) proposal:

Resolved, that the holders of common stock of Colony Bankcorp, Inc. approve the compensation of the Company’s executives as described in the “Executive Compensation” section of the 2010 Proxy Statement and the accompanying executive compensation tables and related discussions.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued on Reverse Side)

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledge receipt of the annual report of the Company for the fiscal year ended December 31, 2009 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

DATE: ___________________________, 2010

INDIVIDUALS:	ENTITIES:
(Please Print)

Name (Please Print)
By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common,	Position
if any (Please Print)

Signature of Joint Tenant or
Tenant-In-Common, if any